Exhibit 4.1

RESAAS Services Inc.

#515 – 55 Water Street
Vancouver, BC V6B 1A1

NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS
TO BE HELD ON JUNE 30, 2014

AND

INFORMATION CIRCULAR

May 22, 2014

This document requires immediate attention. If you are in doubt as to how to deal with the documents or matters referred to in this Information Circular, you should immediately contact your advisor.

RESAAS Services Inc.
#515 – 55 Water Street
Vancouver, British Columbia V6B 1A1

NOTICE

NOTICE IS HEREBY GIVEN THAT the annual general meeting (the “Meeting”) of the holders of common shares (the “Shareholders”) of RESAAS SERVICES INC. (“RESAAS”) will be held at the offices of Bacchus Law Corporation, located at Suite 1820, 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, on Monday, June 30, 2014 at 4:00 p.m. (Vancouver time), for the following purposes:

1.	to receive the audited financial statements of RESAAS for the fiscal year ended December 31, 2013;

2.	to set the number of directors;

3.	to elect the directors of RESAAS to hold office until the next annual meeting of Shareholders of RESAAS;

4.	to appoint Saturna Group Chartered Accountants LLP, as RESAAS’ auditor for the current fiscal year ending December 31, 2013 and to authorize the Board of Directors to fix the remuneration to be paid to the auditor; and

5.	to transact such other business as may be properly brought before the Meeting or any adjournment thereof.

The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this Notice of Meeting.

RESAAS’ Board of Directors has fixed May 30, 2014 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting and at any adjournment or postponement thereof. Each registered shareholder at the close of business on that date is entitled to such receive notice and to vote at the Meeting in the circumstances set out in the accompanying Information Circular.

If you are a registered Shareholder of RESAAS and unable to attend the Meeting in person, please complete, date and sign the accompanying form of proxy and deposit it with RESAAS’ transfer agent, Olympia Trust Company, Suite 1003, 750 West Pender Street, Vancouver, BC V6C 2T8 no later than 3 p.m. on Thursday, June 26, 2014, or at least 48 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) before the time and date of any adjournment or postponement of the Meeting.

If you are a non-registered shareholder of RESAAS and received this Notice of Meeting and accompanying materials through a broker, a financial institution, a participant, a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan or other similar self-administered savings or investment plan registered under the Income Tax Act (Canada), or a nominee of any of the foregoing that holds your securities on your behalf (the “Intermediary”), please complete and return the materials in accordance with the instructions provided to you by your Intermediary.

Dated at Vancouver, British Columbia, this 22nd day of May, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

“Cameron Shippit”
Cam Shippit
Chief Financial Officer, Secretary and Director

RESAAS Services Inc.
#515 – 55 Water Street
Vancouver, British Columbia V6B 1A1

INFORMATION CIRCULAR

INTRODUCTION

This Information Circular accompanies the Notice of Annual general meeting (the “Notice”) and is furnished to shareholders holding common shares in the capital of RESAAS Services Inc. (the “Company” or “RESAAS”) in connection with the solicitation by the management of RESAAS of proxies to be voted at the annual general meeting (the “Meeting”) of the shareholders to be held at 4:00 p.m. on Monday, June 30, 2014 at the offices of Bacchus Law Corporation, Suite 1820, 925 West Georgia Street, Vancouver, British Columbia or at any adjournment or postponement thereof.

Date and Currency

The date of this Information Circular is May 22, 2014. Unless otherwise stated, all amounts herein are in Canadian dollars.

PROXIES AND VOTING RIGHTS

Management Solicitation

The solicitation of proxies by management of RESAAS will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by the directors, officers and employees of RESAAS. RESAAS does not reimburse shareholders, nominees or agents for costs incurred in obtaining from their principals authorization to execute forms of proxy, except that RESAAS has requested brokers and nominees who hold stock in their respective names to furnish this proxy material to their customers, and RESAAS will reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by RESAAS.

No person has been authorized to give any information or to make any representation other than as contained in this Information Circular in connection with the solicitation of proxies. If given or made, such information or representations must not be relied upon as having been authorized by RESAAS. The delivery of this Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Information Circular. This Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized, or in which the person making such solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such an offer of solicitation.

RESAAS has arranged for intermediaries to forward the Meeting materials to beneficial owners of common shares in RESAAS held of record by those intermediaries. RESAAS has distributed or made available for distribution, copies of the Notice, this Information Circular and form of proxy to clearing agencies, securities dealers, banks and trust companies or their nominees (collectively, the “Intermediaries”) for distribution to holders (the “Beneficial Shareholders”) of RESAAS common shares held of record by those Intermediaries. Such Intermediaries are required to forward such documents to the Beneficial Shareholders unless a Beneficial Shareholder has waived the right to receive them. The solicitation of proxies from Beneficial Shareholders will be carried out by the Intermediaries or by RESAAS if the names and addresses of the Beneficial Shareholders are provided by Intermediaries. RESAAS will pay the permitted fees and costs of the Intermediaries for reasonable fees and disbursements incurred in connection with the distribution of these materials.

RESAAS does not intend to pay for intermediaries to forward to objecting beneficial owners under NI 54-101 the proxy-related materials and Form 54-101F7 Request for Voting Instructions Made by Intermediary. An objecting beneficial owner will not receive such materials unless the objecting beneficial owner’s intermediary assumes the cost of delivery.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

Appointment of Proxy

Registered shareholders are entitled to vote at the Meeting. On a show of hands, every shareholder is entitled to one vote for each common share that such shareholder holds on the record date of May 30, 2014 on the resolutions to be voted upon at the Meeting, and any other matter to come before the Meeting. The list of shareholders is available for inspection during normal business hours at the offices of Olympia Trust Company and will be available at the Meeting.

The persons named as proxyholders (the “Designated Persons”) in the enclosed form of proxy are directors and/or officers of RESAAS.

A Shareholder has the right to appoint a person or COMPANY (who need not be a Shareholder) to attend and act for or on behalf of that Shareholder at the Meeting, other than the Designated Persons named in the enclosed form of proxy.

To exercise the right, the Shareholder may do so by striking out the printed names and inserting the name of such other person and, if desired, an alternate to such person, in the blank space provided in the form of proxy. such shareholder should notify the nominee of the appointment, obtain the nominee’s consent to act as proxy and should provide instruction to the nominee on how the shareholder’s shares should be voted. the nominee should bring personal identification to the meeting.

In order to be voted, the completed form of proxy must be received by RESAAS’ registrar and transfer agent, Olympia Trust Company (the “Transfer Agent”) at their offices located at Suite 1003, 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, by mail or fax, no later than 3:00 p.m. on June 26, 2014, or at least 48 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) before the time and date of any adjournment or postponement of the Meeting.

A proxy may not be valid unless it is dated and signed by the shareholder who is giving it or by that shareholder’s attorney-in-fact duly authorized by that shareholder in writing or, in the case of a corporation, dated and executed by a duly authorized officer or attorney-in-fact for the corporation. If a form of proxy is executed by an attorney-in-fact for an individual shareholder or joint shareholders, or by an officer or attorney-in-fact for a corporate shareholder, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarially certified copy thereof, must accompany the form of proxy.

Revocation of Proxy

A shareholder who has given a proxy may revoke it at anytime before it is exercised by an instrument in writing: (a) executed by that shareholder or by that shareholder’s attorney-in-fact authorized in writing or, where the shareholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation; and (b) delivered either: (i) to RESAAS at the address set forth above, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the Chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (iii) in any other manner provided by law.

Also, a proxy will automatically be revoked by either: (i) attendance at the Meeting and participation in a poll (ballot) by a shareholder, or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to any such revocation.

Voting of Common Shares and Proxies and Exercise of Discretion by Designated Persons

A shareholder may indicate the manner in which the Designated Persons are to vote with respect to a matter to be voted upon at the Meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are certain, the common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy. If the shareholder specifies a choice in the proxy with respect to a matter to be acted upon, then the common shares represented will be voted or withheld from the vote on that matter accordingly. The common shares represented by a proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the common shares will be voted accordingly.

If no choice is specified in the proxy with respect to a matter to be acted upon, the proxy confers discretionary authority with respect to that matter upon the Designated Persons named in the form of proxy. It is intended that the Designated Persons will vote the Common Shares represented by the proxy in favour of each matter identified in the proxy and for the nominees of the resaas’ Board of Directors for directors and auditor.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to other matters which may properly come before the Meeting, including any amendments or variations to any matters identified in the Notice, and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of RESAAS is not aware of any such amendments, variations, or other matters to come before the Meeting.

In the case of abstentions from, or withholding of, the voting of the common shares on any matter, the common shares that are the subject of the abstention or withholding will be counted for determination of a quorum, but will not be counted as affirmative or negative on the matter to be voted upon.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set out in this section is of significant importance to those shareholders who do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of RESAAS as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those common shares will not be registered in the shareholder’s name on the records of RESAAS. Such common shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker. In the United States, the vast majority of such common shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial Shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person well in advance of the Meeting.

RESAAS does not have access to names of Beneficial Shareholders. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to registered shareholders by RESAAS. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in the United States and in Canada. Broadridge typically prepares a special voting instruction form, mails this form to the Beneficial Shareholders and asks for appropriate instructions regarding the voting of common shares to be voted at the Meeting. Beneficial Shareholders are requested to complete and return the voting instructions to Broadridge by mail or facsimile. Alternatively, Beneficial Shareholders can call a toll-free number and access Broadridge’s dedicated voting website (each as noted on the voting instruction form) to deliver their voting instructions and to vote the common shares held by them. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving a Broadridge voting instruction form cannot use that form as a proxy to vote common shares directly at the Meeting – the voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have its common shares voted at the Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, a Beneficial Shareholder may request in writing that his or her broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend the Meeting and vote his or her common shares.

All references to shareholders in this Information Circular are to registered shareholders, unless specifically stated otherwise.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

RESAAS is authorized to issue an unlimited number of common shares without par value. As of the record date, determined by RESAAS’ Board of Directors to be the close of business on May 30, 2014, a total of 29,594,365 common shares in the authorized capital of RESAAS were issued and outstanding. Each common share carries the right to one vote at the Meeting.

Only registered shareholders as of the record date, May 30, 2014, are entitled to receive notice of, and to attend and vote at, the Meeting or any adjournment or postponement of the Meeting.

To the knowledge of the directors and senior officers of RESAAS, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, common shares carrying more than 10% of the voting rights attached to the outstanding common shares of RESAAS, other than as set forth below:

Name of Shareholder	Number of Common Shares Owned		Percentage of Outstanding Common Shares(1)
CDS & CO	23,205,819	(2)	78.4%
Cory Brandolini	3,983,801		13.5%
Adrian Barrett	4,004,500		13.5%

(1)	Based on 29,594,365 common shares issued and outstanding as of the date of this Information Circular.
(2)	Management is unaware of the beneficial holders of the shares registered in the name of CDS & CO.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

PRESENTATION OF FINANCIAL STATEMENTS

Audited Financial Statements

The audited financial statements of RESAAS for the fiscal period ended December 31, 2013, and the report of the auditors thereon will be placed before the Meeting. Receipt at the Meeting of the audited financial statements of RESAAS for the fiscal year ended December 31, 2013 will not constitute approval or disapproval of any matters referred to therein. No vote will be taken on the audited financial statements. These audited financial statements are available at www.sedar.com.

Pursuant to National Instrument 51-102 Continuous Disclosure Obligations and National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer, both of the Canadian Securities Administrators, a person or corporation who in the future wishes to receive annual and interim financial statements from RESAAS must deliver a written request for such material to RESAAS. Shareholders who wish to receive annual and interim financial statements are encouraged to complete the appropriate section on the Request form attached to this Information Circular and send it to the Transfer Agent.

NUMBER OF DIRECTORS

The Articles of RESAAS provide for a Board of Directors of no fewer than three directors and no greater than a number as fixed or changed from time to time by ordinary resolution.

At the Meeting, shareholders will be asked to pass an ordinary resolution to set the number of directors of RESAAS for the ensuing year at five (5).). The number of directors will be approved if the affirmative vote of the majority of common shares present or represented by proxy at the Meeting and entitled to vote are voted in favour to set the number of directors at five (5).

Management recommends the approval of the resolution to set the number of directors of RESAAS at five (5).

ELECTION OF DIRECTORS

At present, the directors of RESAAS are elected at each annual meeting and hold office until the next annual meeting, or until their successors are duly elected or appointed in accordance with RESAAS’ Articles or until such director’s earlier death, resignation or removal. In the absence of instructions to the contrary, the enclosed Form of Proxy will be voted for the nominees listed in the Form of Proxy, all of whom are presently members of the Board of Directors.

Management of RESAAS proposes to nominate the persons named in the table below for election by the shareholders as directors of RESAAS. Information concerning such persons, as furnished by the individual nominees, as of the date of this Information Circular, is as follows:

Name Province Country of Residence and Position(s) with RESAAS	Principal Occupation Business or Employment for Last Five Years (1)	Periods during which Nominee has Served as a Director	Number of Common Shares Owned (1)
Thomas Rossiter British Columbia, Canada President, Chief Technology Officer and Director	Officer of RESAAS; Managing Director at Lightmaker Group; Technical Manager at Lightmaker UK Ltd.	April 30, 2012 to Present	Nil Common Shares (3) (0.0%)

Cory Brandolini (2) British Columbia, Canada Chief Executive Officer, Chairman and Director	Officer of RESAAS; Founding partner of investment capital firm Nobile Capital Partners; Angel Investor/Consultant for Teleo Inc. (acquired by Microsoft Corp.)	June 4, 2009 to Present	3,983,801 Common Shares (13.5%)

Cameron Shippit British Columbia, Canada Chief Financial Officer, Secretary and Director	Officer of RESAAS; Financial Management Advisor; Investment Advisor with Canaccord Capital Corp. and with RBC Dominion Securities.	June 5, 2009 to Present	1,551,968 Common Shares(4) (5.2%)

Adrian Barrett (2) British Columbia, Canada Director	President of Lightmaker Vancouver and of Lightmaker USA; Chairman of the Board of Lightmaker Group Ltd.	December 7, 2009 to Present	4,004,500 Common Shares (13.5%)

J. Chris Morgando (2) Nevada, USA Director	Self-employed consultant; Founding Director of First 100, LLC (Hybrid Real Estate Factoring/REIT); Angel Investor/Consultant at Teleo Inc. (acquired by Microsoft).	June 5, 2009 to Present	225,000 Common Shares(5 (0.8%)
Total as a group		9,765,269 Common Shares (33.0%)

(1)	Shares beneficially directly or indirectly owned or over which control or direction is exercised, at the date of this Information Circular, based upon information furnished to RESAAS by the individual directors.
(2)	Member of the Audit Committee.
(3)	Mr. Rossiter’s holdings do not include options to purchase (a) 186,750 common shares at $1.00 per share granted February 13, 2013 and expiring February 13, 2015, all of which vested immediately; and (b) 200,000 common shares at $1.10 per share granted June 13, 2013 and expiring June 13, 2015, all of which vested immediately.
(4)	Mr. Shippit’s holdings do not include options to purchase 22,200 common shares at $1.00 per share granted February 13, 2013 and expiring February 13, 2015, all of which vested immediately. As well, of Mr. Shippit’s 1,551,968 common shares, 1,487,500 are held directly and 64,468 are held indirectly.
(5)	Mr. Morgando’s holdings do not include options to purchase 50,000 common shares at $1.00 per share granted January 16, 2013 and expiring January 16, 2015, all of which vested immediately.

Management recommends the approval of each of the nominees listed above for election as a director of RESAAS for the ensuing year.

Management does not contemplate that any of its nominees will be unable to serve as directors. If any vacancies occur in the slate of nominees listed above before the Meeting, then the Designated Persons intend to exercise discretionary authority to vote the common shares represented by proxy for the election of any other persons as directors.

Cease Trade Orders

Other than as disclosed below, no proposed director of RESAAS is, or within the ten (10) years before the date of this Information Circular has been, a director, chief executive officer or chief financial officer of any company that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

J. Chris Morgando, a director of RESAAS, has been a director of Itiva Digital Media Corp. (“Itiva”) since August 16, 2008 to present. Cory Brandolini, CEO, Chairman and a director of RESAAS, was a director of Itiva from October 2, 2006 to September 21, 2007. On July 30, 2009, Itiva was subject to a cease order (the “CTO”) issued by the British Columbia Securities Commission for failing to file a report of exempt distribution after distributing securities in reliance upon certain prospectus exemptions (the “Distributions”) to investors resident in British Columbia. A portion of the Distributions occurred while Mr. Brandolini served as a director of Itiva; however, Mr. Brandolini was not a director of Itiva while the CTO was in effect. All of the distributions occurred prior to Mr. Morgando serving as a director, though Mr. Morgando was a director while the CTO was in effect. The necessary reports of exempt distribution were filed with the Commission on August 6, 2009 and the CTO was lifted on October 6, 2009.

Bankruptcies

No proposed director of RESAAS is, or within ten (10) years before the date of this Information Circular, has been a director or an executive officer of any company that, while the person was acting in that capacity, or within a year of that person ceasing to act in the capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets or made a proposal under any legislation relating to bankruptcies or insolvency.

Personal Bankruptcies

No proposed director of RESAAS has, within ten (10) years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Securities Related Penalties and Sanctions

No proposed director has been subject to, or entered into a settlement agreement resulting from:

(a)	a court order relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

RE-APPOINTMENT OF AUDITOR

At the Meeting, Shareholders will be asked to pass an ordinary resolution re-appointing Saturna Group Chartered Accountants LLP, as auditor of RESAAS to hold office until the next annual meeting of the shareholders or until such firm is removed from office or resigns as provided by law and to authorize the Board of Directors of RESAAS to fix the remuneration to be paid to the auditor. Saturna Group Chartered Accountants LLP, of Vancouver, British Columbia has served as the auditor for RESAAS since September of 2009.

Management recommends shareholders to vote for the approval of the re-appointment of Saturna Group Chartered Accountants LLP, as auditor for RESAAS’ the fiscal year ended December 31, 2013, at a remuneration to be fixed by RESAAS’ Board of Directors.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

None.

STATEMENT OF EXECUTIVE COMPENSATION

Definitions

For the purpose of this Information Circular:

“CEO” means an individual who acted as chief executive officer of the Company, or acted in a similar capacity, for any part of the most recently completed financial year;

“CFO” means an individual who acted as chief financial officer of the Company, or acted in a similar capacity, for any part of the most recently completed financial year;

“closing market price” means the price at which the Company’s securities were last sold, on the applicable date,

(a)       in the security’s principal marketplace in Canada, or

(b)      if the security is not listed or quoted on a marketplace in Canada, in the security’s principal marketplace;

“company” includes other types of business organizations such as partnerships, trusts and other unincorporated business entities;

“equity incentive plan” means an incentive plan, or portion of an incentive plan, under which awards are granted and that falls within the scope of Section 3870 of the Handbook;

“grant date” means a date determined for financial statement reporting purposes under Section 3870 of the Handbook;

“Handbook” means the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time;

“incentive plan” means any plan providing compensation that depends on achieving certain performance goals or similar conditions within a specified period;

“incentive plan award” means compensation awarded, earned, paid, or payable under an incentive plan;

“market price” means the closing price of a common share of RESAAS quoted on the Exchange;

“NEO” or “named executive officer” means each of the following individuals:

(a)     a CEO;

(b)     a CFO;

(c)     each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, as determined in accordance with subsection 1.3(6) of National Instrument 51-102, for that financial year; and

(d)      each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the company, nor acting in a similar capacity, at the end of that financial year;

“NI 52-107” means National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currency;

“non-equity incentive plan” means an incentive plan or portion of an incentive plan that is not an equity incentive plan;

“option-based award” means an award under an equity incentive plan of options, including, for greater certainty, share options, share appreciation rights, and similar instruments that have option-like features;

“plan” includes any plan, contract, authorization, or arrangement, whether or not set out in any formal document, where cash, securities, similar instruments or any other property may be received, whether for one or more persons;

“share-based award” means an award under an equity incentive plan of equity-based instruments that do not have option-like features, including, for greater certainty, common shares, restricted shares, restricted share units, deferred share units, phantom shares, phantom share units, common share equivalent units, and stock.

Compensation Discussion and Analysis

The Board of Directors is responsible for determining, by way of discussions at board meetings, the compensation to be paid to the executive officers of RESAAS. RESAAS at this time does not have a formal compensation program with specific performance goals or similar conditions; however, the performance of each executive is considered along with RESAAS’ ability to pay compensation and its results of operation for the period. RESAAS does not use any benchmarking in determining compensation or any element of compensation.

RESAAS presently has two NEOs, Cory Brandolini and Cameron Shippit. Mr. Brandolini has served as CEO and Director of RESAAS since June 4, 2009; served as Chairman since November 24, 2011; and served as President from June 4, 2009 to March 13, 2013. Mr. Shippit has served as Chief Financial Officer, Secretary and Director since June 4, 2009.

Any salary paid to the NEOs is dependent upon RESAAS’ finances as well as the performance of each of the Named Executive Officers.

Principles and Objectives of Compensation Program

RESAAS’ compensation program for all of its employees, including its senior officers, is comprised of a long-term incentive compensation program comprised of share options and base salaries. This program is designed to achieve the following key objectives:

(a)	to support our overall business strategy and objectives;

(b)	to provide market competitive compensation that is substantially performance-based;

(c)	to provide incentives that encourage superior corporate performance and retention of highly skilled and talented employees; and

(d)	to align executive compensation with corporate performance and therefore shareholders' interests.

The value of this program is used as a basis for assessing the overall competiveness of RESAAS’ compensation package. The fixed element of compensation provides a competitive base of secure compensation required to attract and retain executive talent. The variable performance-based, or "at risk" compensation, is designed to encourage both short-term and long-term performance by employees of RESAAS. At more senior levels of the organization, a significant portion of compensation eligible to be paid is variable performance based compensation which places a greater emphasis on rewarding employees for their individual contributions, the business results of our company and creating long-term value for our shareholders.

At present, our Board of Directors does not evaluate the implications of the risks associated with our current compensation policies and practices as we are in the start-up phase of our development and our management is focusing their time and attention on our operations.

Although permitted, at this time no NEO or director has or intends to purchase financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Compensation Governance

RESAAS does not have a compensation committee at this time. The Board of Directors is responsible for determining the compensation to be paid to the directors and executive officers of RESAAS. RESAAS does not have any formal compensation policies at this time, and the practices adopted by the Board of Directors to determine the compensation for RESAAS’ directors and executive officers is as noted above.

Base Salaries

RESAAS’ CEO and its CFO were each paid salaries of $6,517 per month during the year ended December 31, 2013 in recognition of their contribution toward developing the operations of RESAAS. After RESAAS begins generating sufficient revenues to sustain operations, management plans to establish a formal market-level compensation program.

Long-Term Incentive Compensation – Share Options

All of RESAAS’ officers, directors, employees and consultants are eligible to participate in RESAAS’ stock option plan (the "Stock Option Plan"). The Stock Option Plan provides a long-term incentive designed to focus and reward eligible participants for enhancing total shareholder return over the long-term both on an absolute and relative basis. The Stock Option Plan promotes an ownership perspective among and encourages the retention of key employees. Additionally, it provides an incentive to enhance shareholder value by furthering RESAAS’ growth and profitably.

Options are normally recommended by management and approved by the Board of Directors upon the commencement of an individual's employment with RESAAS based on the individual’s level of responsibility within our organization and their contribution to our success. Additional grants may be made periodically to ensure that the number of options granted to any particular individual is commensurate with the individual's level of ongoing responsibility within RESAAS. Previous grants are taken into account when considering new grants.

The use of options by RESAAS results in a significant portion of senior officer compensation being "at risk" and directly linked to the achievement of business results and long-term value creation for our shareholders.

Summary Compensation Table – Option-based Awards

The following table summarizes the compensation paid to each of the NEOs of RESAAS for the last three completed financial years:

						Non-Equity Incentive Plan Compensation
Name and Principal Position	Year (3)	Salary ($)	Share- based Awards ($)	Option- based Awards ($)(5)		Annual Incentive Plans	Long- term Incentive Plans	Pension Value ($)	All Other Compen- sation ($)		Total Compen- sation ($)
Cory Brandolini,	2013	78,214	Nil	Nil		Nil	Nil	Nil	28,000	(4)	106,214
CEO, Chairman	2012	56,066	Nil	Nil		Nil	Nil	Nil	2,500	(4)	58,566
and Director (1)	2011	36,616	Nil	147,354	(6)	Nil	Nil	Nil	Nil		183,970
Cameron Shippit,	2013	78,214	Nil	10,257	(7)	Nil	Nil	Nil	3,000	(4)	91,471
CFO, Secretary	2012	56,066	Nil	Nil		Nil	Nil	Nil	2,500	(4)	58,566
and Director (2)	2011	38,215	Nil	147,354	(6)	Nil	Nil	Nil	Nil		185,569

(1)	Mr. Brandolini has served as CEO and Director of RESAAS since June 4, 2009; served as Chairman since November 24, 2011; and served as President from June 4, 2009 to March 13, 2013.
(2)	Mr. Shippit has served as CFO, Secretary and Director since June 4, 2009.
(3)	“Year” denotes a fiscal year from January 1 to December 31.
(4)	Annual bonus.
(5)	The grant date fair value is calculated using the Black-Scholes-Merton model.
(6)	On February 7, 2011, as compensation for their services as directors, Mr. Brandolini and Mr. Shippit were each granted options to purchase 250,000 common shares at $1.00 per share until February 6, 2013, all of which have expired.
(7)	On February 13, 2013, as compensation for his services as a director, Mr. Shippit was granted an option to purchase 22,200 common shares at $1.00 each until February 13, 2015, all of which vested immediately.

Narrative Discussion

Other than as set forth in the foregoing, no NEO of RESAAS has received, during the most recently completed financial year, compensation pursuant to:

(a)	any standard arrangement for the compensation of directors for their services in their capacity as directors, including any additional amounts payable for committee participation or special assignments;

(b)	any other arrangement, in addition to, or in lieu of, any standard arrangement, for the compensation of directors in their capacity as directors; or

(c)	any arrangement for the compensation of directors for services as consultants or expert.

The only security based compensation arrangement that RESAAS has in place is the Stock Option Plan.

The purpose of the Stock Option Plan is to advance the interests of RESAAS by encouraging the directors, officers, employees and consultants of RESAAS to acquire common shares in RESAAS. This increase in the proprietary interest in RESAAS encourages the individuals to remain associated with RESAAS and furnishes them with additional incentive to improve their efforts on behalf of RESAAS.

Stock options may be granted to the following persons under the Option Plan, as further defined in the Plan:

(a)	Eligible Employees, including officers;

(b)	Directors;

(c)	Consultants or Consultant Companies; and,

(d)	Management Company Employees.

The decision to grant options is made by the Board of Directors of RESAAS as a whole, and a grant is approved by directors’ resolutions or at a meeting of the directors. RESAAS has a Stock Option Plan which provides for the issuance of stock options to acquire up to that number that is 20% of the issued and outstanding common shares of RESAAS as at the date of the respective grant. A copy of the Stock Option Plan is available for review at (a) www.sedar.com and (b) at the registered and records office of RESAAS, Suite 1820, 925 West Georgia Street, Vancouver, British Columbia V6C 3L2 during normal business hours up to and including the date of the Meeting.

Outstanding Share-Based Awards and Option-Based Awards

The table below sets out all awards outstanding for the NEOs as of December 31, 2013.

	Option-based Awards			Share-Based Awards
NEO’s Name and Principal Position	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The- Money Options		Number of Shares or Units That Have Not Vested	Market or Payout Value of Share- Based Awards That Have Not Vested ($)	Market or payout value of vested share- based awards not paid out or distributed ($)
Cory Brandolini, CEO	Nil		Nil	Nil	Nil		Nil	Nil	Nil
Cameron Shippit, CFO	22,200	(1)	$1.00	February 13, 2015	$66,600	(2)	Nil	Nil	Nil

(1)	Options granted February 13, 2013 to purchase common shares at $1.00 per share until February 13, 2015, which are fully vested. The market price at the grant date was $0.70 per share.
(2)	“In-the-Money Options” are determined by subtracting the exercise price from the market price on December 31, 2013 ($4.00).

Incentive Plan Awards - Value Vested or Earned During the Year

The following table sets forth details of the value vested or earned for all incentive plan awards during the year ended December 31, 2013 by our NEOs.

Value Vested or Earned for Incentive Plan Awards during the
Most Recently Completed Financial Year for Named Executive Officers

NEO’s Name & Principal Position	Option-Based awards – Value Vested During the Year ($)(1)	Share-Based awards – Value Vested During the Year ($)	Non-equity Incentive Plan Compensation – Value Earned During the Year ($)
Cory Brandolini, CEO	Nil	Nil	Nil
Cameron Shippit, CFO	Nil(2)	Nil	Nil

(1)	Value is based on the difference between the exercise price and the market price on the vesting date.

(2)	Mr. Shippit was granted on February 13, 2013 options to purchase 22,200 common shares at $1.00 per share until February 13, 2015, all of which vested immediately. On the vesting date, the market price was $0.70.

PENSION PLAN BENEFITS

RESAAS does not have a pension plan that provides for payments or benefits to the NEOs at, following, or in connection with retirement.

Defined Benefits Plans

RESAAS does not have a defined benefits pension plan that provides for payments or benefits at, following, or in connection with retirement.

Defined Contribution Plans

RESAAS does not have a defined contribution pension plan that provides for payments or benefits at, following or in connection with retirement.

Deferred Compensation Plans

RESAAS does not have any deferred compensation plan with respect to any NEO.

TERMINATION AND CHANGE OF CONTROL BENEFITS

RESAAS has no contract, agreement, plan or arrangement that provides for payments to an NEO, at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, change of control of RESAAS or change in the NEO’s responsibilities.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth the details of compensation provided to the directors of RESAAS, other than the NEOs, during the financial year ended December 31, 2013:

Name of Director	Financial Year	Fees Earned ($)	Share- based Awards ($)	Option- based Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Thomas Rossiter, Director (2)	2013	120,330	Nil	249,198	5)	Nil	Nil	Nil	369,528
Adrian Barrett, Director (3)	2013	Nil	Nil	Nil		Nil	Nil	Nil	Nil
J. Chris Morgando, Director (4)	2013	Nil	Nil	23,746	6)	Nil	Nil	Nil	23,746

(1)	The grant date fair value is calculated using the Black-Scholes-Merton model.

(2)	Thomas Rossiter has been a director of RESAAS since April 30, 2012.

(3)	Adrian Barrett has been a director of RESAAS since December 7, 2009.

(4)	J. Chris Morgando has been a director of RESAAS since June 5, 2009.

(5)	Thomas Rossiter was granted an option: (a) on February 13, 2013 to purchase 200,000 common shares at $1.00 each until February 13, 2015, all of which vested immediately, which was partially exercised on February 4, 2014 for the purchase of 13,250 shares, leaving an unexercised balance of 186,750 optionable shares; and (b) on June 13, 2013 to purchase 200,000 common shares at $1.10 until June 13, 2015, all of which vested immediately.

(6)	Mr. Morgando was granted an option on January 16, 2013 to purchase 50,000 common shares at $1.00 each until January 16, 2015, all of which vested immediately.

Narrative Discussion

The decision to grant options is made by the Board of Directors of RESAAS as a whole, and a grant is approved by directors’ resolutions or at a meeting of the directors. RESAAS has an incentive stock option plan. RESAAS’ incentive stock option plan provides for the issuance of stock options to acquire up to that number that is 20% of the issued and outstanding common shares of RESAAS as at the date of the respective grant (the “Stock Option Plan”). A copy of the Stock Option Plan is available for review (a) at www.sedar.com; and (b) at the registered and records office of RESAAS, Suite 1820, 925 West Georgia Street, Vancouver, British Columbia V6C 3L2 during normal business hours up to and including the date of the Meeting.

Other than as set forth in the foregoing, no director of RESAAS who is not an NEO has received, during the most recently completed financial year, compensation pursuant to:

(a)	any standard arrangement for the compensation of directors for their services in their capacity as directors, including any additional amounts payable for committee participation or special assignments;

(b)	any other arrangement, in addition to, or in lieu of, any standard arrangement, for the compensation of directors in their capacity as directors; or

(c)	any arrangement for the compensation of directors for services as consultants or expert.

Directors’ Outstanding Share-Based Awards and Option-Based Awards

The following option-based awards granted to directors by RESAAS were outstanding as at December 31, 2013:

Outstanding Share-Based Awards and
Option-Based Awards Held by Directors

	Option-based Awards				Share-based Awards
Name of Director	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($) (1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)
Thomas Rossiter, Director (2)	186,750	1.00	February 13, 2015	560,250	Nil	Nil
Thomas Rossiter, Director (2)	200,000	1.10	June 13, 2015	600,000	Nil	Nil
Adrian Barrett, Director (3)	Nil	Nil	Nil	Nil	Nil	Nil
J. Chris Morgando, Director (4)	50,000	1.00	January 16, 2015	150,000	Nil	Nil

(1)	"In-the-Money Options" are determined by subtracting the exercise price from the market price on December 31, 2013 ($4.00).
(2)	Thomas Rossiter has been a director since April 30, 2012.

(3)	Adrian Barrett has been a director since December 7, 2009.
(4)	J. Chris Morgando has been a director since June 5, 2009.

Director’s Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth details of the value vested or earned for all incentive plan awards to directors during the year ended December 31, 2013:

Value Vested or Earned for Incentive Plan Awards during the Most
Recently Completed Financial Year Held by Directors

Name of Director	Option-based awards – Value vested during the year ($)(1)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Thomas Rossiter, Director (2)	Nil	Nil	Nil
Adrian Barrett, Director (2)	Nil	Nil	Nil
J. Chris Morgando, Director (2)	Nil	Nil	Nil

(1)	Value is based on the difference between the exercise price and the market price on the vesting date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth details of all our equity compensation plans as of December 31, 2013.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	Nil	Nil	Nil
Equity compensation plans not approved by security holders	3,144,700	$1.14	Nil

(1)	As of December 31, 2013, RESAAS did not have any warrants or rights outstanding under any equity compensation plans.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of May 22, 2014, the aggregate indebtedness of each current or former director, executive officer or employee, proposed nominee for election to the Board of Directors, or associate of such persons, is as follows:

Aggregate Indebtedness ($)
(a) Purpose	(b) To the Company		(c) To Another Entity
Share Purchases	Nil		Nil
Other	$176,900	(1)	Nil

(1)	Consisting of loans of $88,500 made to Cory Brandolini, the CEO, Chairman and Director, and $88,400 to Cameron Shippit, the Chief Financial Officer, Secretary and Director, in lieu of more substantial annual bonuses, with the right to repay the loans through the exercise of future grants of stock options.

Other than as disclosed above, none of the directors or executive officers of RESAAS is or, at any time since the beginning of the most recently completed financial year, has been indebted to RESAAS. None of the directors’ or executive officers’ indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year, has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by RESAAS.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no: (a) director, proposed director or executive officer of RESAAS; (b) person or company who beneficially owns, directly or indirectly, common shares or who exercises control or direction of common shares, or a combination of both carrying more than ten percent of the voting rights attached to the common shares outstanding (an “Insider”); (c) director or executive officer of an Insider; or (d) associate or affiliate of any of the directors, executive officers or Insiders, has had any material interest, direct or indirect, in any transaction since the commencement of RESAAS’ most recently completed financial year or in any proposed transaction which has materially affected or would materially affect RESAAS, except with an interest arising from the ownership of common shares where such person or company will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of the same class of common shares.

AUDIT COMMITTEE DISCLOSURE

National Instrument 52-110 of the Canadian Securities Administrators requires RESAAS, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its Audit Committee and its relationship with its independent auditor.

The Audit Committee Charter

RESAAS adopted an audit committee charter on April 27, 2010, the text of which is included as Schedule A to this Information Circular.

Composition of the Audit Committee

As of the date of this Information Circular, the following are the members of the Audit Committee:

Cory Brandolini	Not independent	Financially literate
J. Chris Morgando (1)	Independent	Financially literate
Adrian Barrett	Independent	Financially literate

(1) Chair of the Audit Committee.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member is as follows:

Cory Brandolini served as a director of Pure Living Media Inc. (formerly TinyMassive Technologies Inc.), a CSE listed issuer, from December 2009 to January 2012. He has also worked as an investment advisor at various securities firms, including Gateway Investment Advisors, LLC from 2003 to 2007, Octagon Capital Corporation from 2000 to 2003 and Wolverton Securities Ltd. from 1988 to 2000.

J. Chris Morgando served as a director and the VP of Corporate Development of Pure Living Media Inc. (formerly TinyMassive Technologies Inc.), a CSE listed company, from March 2010 to June 2011. He also served as its interim President, CEO and COO for the month of March 2010. He has been the President, CEO, Interim CFO and a director of Helpeo, Inc., an OTC Bulletin Board listed company, since January 2010. Mr. Morgando also has experience as a director and officer of a private company, Cinematx Digital Inc., where he has been a director and the Secretary, President and CFO since September 2007.

Adrian Barrett has been a director of RESAAS since December 7, 2009. He has been the Chairman of the board of Lightmaker Group Ltd., a global award winning, full service digital media agency since October 1997. He is also the President and Chairman of each of Lightmaker Group’s four subsidiaries: Lightmaker UK Ltd. since September 1999; Lightmaker USA since November 2005; Lightmaker Amsterdam BV since March 2006; and, Lightmaker Vancouver since August 2007. He holds a Bachelor of Science and Economics and Business from the University of Wales, United Kingdom.

Audit Committee Oversight

Since the commencement of RESAAS’ most recently completed financial year, RESAAS’ Board of Directors has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

At no time since the commencement of our most recently completed financial year, have we relied on the exemption in sections 2.4 (De Minimis Non-audit Services), 3.2 (Initial Public Offerings), 3.4 (Events Outside Control of Member), 3.5 (Death, Disability or Resignation of Audit Committee Member) of NI 52-110, or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Reliance on the Exemption in Subsection 3.3(2) or Section 3.6

At no time since the commencement of our most recently completed financial year, have we relied on the exemption in subsection 3.3(2) (Controlled Companies) or section 3.6 (Temporary Exemption for Limited and Exception Circumstances) of NI 52-110.

Reliance on Section 3.8

At no time since the commencement of our most recently completed financial year, have we relied on section 3.8 (Acquisition of Financial Literacy) of NI 52-110.

Reliance on Section 6.1

Pursuant to section 6.1 of NI 52-110, as a venture issuer we are relying on the exemption from the audit committee composition requirements and certain reporting obligations found in Parts 3 and 5 of NI 52-110.

Audit Committee Oversight

At no time since the commencement of our most recently completed financial year, was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in the Audit Committee Charter under the heading “External Auditors”.

External Auditor Service Fees

In the following table, “audit fees” are fees billed by RESAAS’ external auditor for services provided in auditing RESAAS’ annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit review of RESAAS’ financial statements. “Tax fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.

The aggregate fees billed by RESAAS’ external auditor in the last two fiscal years, by category, are as set out in the table below.

Financial Year Ended December 31	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2013	18,000	Nil	Nil	Nil
2012	20,000	Nil	Nil	Nil

MANAGEMENT CONTRACTS

Except as set out below, there were no management functions of RESAAS, which were, to any substantial degree, performed by a person other than the directors or executive officers of RESAAS.

CORPORATE GOVERNANCE

Maintaining a high standard of corporate governance is a priority for the Board of Directors of RESAAS and RESAAS’ management believes that effective corporate governance will help create and maintain shareholder value in the long term. A description of RESAAS’ corporate governance practices, which addresses the matters set out in National Instrument 58-101 Disclosure of Corporate Governance Practices, is set out below.

Board of Directors

The Board of Directors of RESAAS facilitates its exercise of independent supervision over RESAAS’ management through frequent meetings of the Board.

Independence of Directors

As a venture issuer, RESAAS is exempt from the independence requirements of NI 52-110, Part 3. J. Chris Morgando and Adrian Barrett are not officers or employees of RESAAS or of an affiliate of RESAAS.

Cory Brandolini is the Chief Executive Officer and Chairman, Thomas Rossiter is the President and Chief Technology Officer, and Cameron Shippit is the Chief Financial Officer and Secretary of RESAAS, and are therefore not independent.

Directorships

The current directors of RESAAS and each of the individuals to be nominated for election as a director of RESAAS at the Meeting do not serve as a director or officer of any other reporting issuer as at the date of this notice and Information Circular.

Orientation and Continuing Education

The Board of Directors of RESAAS briefs all new directors with respect to the policies of the Board of Directors and other relevant corporate and business information. The Board does not provide any continuing education, but does encourage directors to individually and as a group keep themselves informed on changing corporate governance and legal issues. Directors are individually responsible for updating their skills required to meet their obligations as directors. In addition, the Board undertakes strategic planning sessions with management.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by RESAAS’ governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of RESAAS.

Nomination of Directors

The Board of Directors is responsible for identifying individuals qualified to become new Board members and recommending to the Board new director nominees for the next annual meeting of shareholders.

New nominees must have a track record in general business management, special expertise in an area of strategic interest to RESAAS, the ability to devote the required time, show support for RESAAS’ mission and strategic objectives, and a willingness to serve.

Compensation

The Board of Directors conducts reviews with regard to the compensation of the directors and CEO once a year. To make its recommendations on such compensation, the Board of Directors informally takes into account the types of compensation and the amounts paid to directors and officers of comparable publicly traded Canadian companies.

At present, no compensation (other than the grant of incentive stock options) is paid to the directors of the Corporation in their capacity as directors. The Board does not currently have a compensation committee.

Other Board Committees

The Board of Directors has no other committees other than the Audit Committee.

Assessments

The Board of Directors regularly monitors the adequacy of information given to directors, communications between the board and management and the strategic direction and processes of the Board and its committees. The Board is currently responsible for assessing its own effectiveness, the effectiveness of individual directors and the effectiveness of the Audit Committee.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Circular, no director or executive officer of RESAAS who was a director or executive officer since the beginning of RESAAS’ last financial year, each proposed nominee for election as a director of RESAAS, or any associate or affiliates of any such directors, officers or nominees, has any material interest, direct or indirect, by way of beneficial ownership of common shares or other securities in RESAAS or otherwise, in any matter to be acted upon at the Meeting other than the election of directors.

ADDITIONAL INFORMATION

Additional information relating to RESAAS is available at www.sedar.com.

Shareholders may contact RESAAS at its head office by mail at Suite 515 – 55 Water Street, Vancouver, BC V6B 1A1, to request copies of RESAAS’ financial statements and related Management’s Discussion and Analysis (the “MD&A”). Financial information is provided in the audited financial statements and MD&A for RESAAS for its year ended December 31, 2013.

OTHER MATTERS

Management of RESAAS knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting included at the beginning of this Information Circular. However, if any other matters that are not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

APPROVAL OF THE BOARD OF DIRECTORS

The content of this Information Circular has been approved and the delivery of it to each shareholder of RESAAS entitled thereto and to the appropriate regulatory agencies has been authorized by the Board of Directors of RESAAS.

Dated at Vancouver, British Columbia as of the 22nd day of May, 2014.

ON BEHALF OF THE BOARD

RESAAS Services Inc.

“Cameron Shippit”
Cameron Shippit
Chief Financial Officer, Secretary
and Director

SCHEDULE A

RESAAS SERVICES INC.

(the “Company”)

AUDIT COMMITTEE CHARTER

This Charter establishes the composition, the authority, roles and responsibilities and the general objectives of the Company’s audit committee, or its Board in lieu thereof (the “Audit Committee”). The roles and responsibilities described in this Charter must at all times be exercised in compliance with the legislation and regulations governing the Company and any subsidiaries.

Composition

(i)	Number of Members. The Audit Committee must be comprised of a minimum of three directors of the Company, a majority of whom will be independent. Independence of the board members will be as defined by applicable legislation.

(ii)	Chair. If there is more than one member of the Audit Committee, members will appoint a chair of the Audit Committee (the “Chair”) to serve for a term of one (1) year on an annual basis. The Chair may serve as the chair of the Audit Committee for any number of consecutive terms.

(iii)	Financially Literacy. All members of the audit committee will be financially literate as defined by applicable legislation. If upon appointment a member of the Audit Committee is not financially literate as required, the person will be provided with a period of three months to acquire the required level of financial literacy.

Meetings

(i)	Quorum. The quorum required to constitute a meeting of the Audit Committee is set at a majority of members.

(ii)	Agenda. The Chair will set the agenda for each meeting, after consulting with management and the external auditor. Agenda materials such as draft financial statements must be circulated to all Audit Committee members for members to have a reasonable amount of time to review the materials prior to the meeting.

(iii)	Notice to Auditors. The Company’s auditors (the “Auditors”) will be provided with notice as necessary of any Audit Committee meeting, will be invited to attend each such meeting and will receive an opportunity to be heard at those meetings on matters related to the Auditor’s duties.

(iv)	Minutes. Minutes of the Audit Committee meetings will be accurately recorded, with such minutes recording the decisions reached by the committee.

Roles and Responsibilities

The roles and responsibilities of the Audit Committee include the following:

External Auditor

The Audit Committee will:

(i)	Selection of the external auditor. Select, evaluate and recommend to the Board, for shareholder approval, the Auditor to examine the Company’s accounts, controls and financial statements.

(ii)	Scope of Work. Evaluate, prior to the annual audit by the Auditors, the scope and general extent of the Auditor’s review, including the Auditor’s engagement letter.

(iii)	Compensation. Recommend to the Board the compensation to be paid to the external auditors.

(iv)	Replacement of Auditor. If necessary, recommend the replacement of the Auditor to the Board.

(v)	Approve Non-Audit Related Services. Pre-approve all non-audit services to be provided by the Auditor to the Company or its subsidiaries.

(vi)	Direct Responsibility for Overseeing Work of Auditors. Must directly oversee the work of the Auditor. The Auditor must report directly to the Audit Committee.

(vii)	Resolution of Disputes. Assist with resolving any disputes between the Company’s management and the Auditors regarding financial reporting.

Consolidated Financial Statements and Financial Information

The Audit Committee will:

(viii)	Review Audited Financial Statements. Review the audited consolidated financial statements of the Company, discuss those statements with management and with the Auditor, and recommend their approval to the Board.

(ix)	Review of Interim Financial Statements. Review and discuss with management the quarterly consolidated financial statements, and if appropriate, recommend their approval by the Board.

(x)	MD&A, Annual and Interim Earnings Press Releases, Audit Committee Reports. Review the Company’s management discussion and analysis, interim and annual press releases, and audit committee reports before the Company publicly discloses this information.

(xi)	Auditor Reports and Recommendations. Review and consider any significant reports and recommendations issued by the Auditor, together with management’s response, and the extent to which recommendations made by the Auditor have been implemented.

Risk Management, Internal Controls and Information Systems

The Audit Committee will:

(xii)	Internal Control. Review with the Auditors and with management, the general policies and procedures used by the Company with respect to internal accounting and financial controls. Remain informed, through communications with the Auditor, of any weaknesses in internal control that could cause errors or deficiencies in financial reporting or deviations from the accounting policies of the Company or from applicable laws or regulations.

(xiii)	Financial Management. Periodically review the team in place to carry out financial reporting functions, circumstances surrounding the departure of any officers in charge of financial reporting, and the appointment of individuals in these functions.

(xiv)	Accounting Policies and Practices. Review management plans regarding any changes in accounting practices or policies and the financial impact thereof.

(xv)	Litigation. Review with the Auditors and legal counsel any litigation, claim or contingency, including tax assessments, that could have a material effect upon the financial position of the Company and the manner in which these matters are being disclosed in the consolidated financial statements.

(xvi)	Other. Discuss with management and the Auditors correspondence with regulators, employee complaints, or published reports that raise material issues regarding the Company’s financial statements or disclosure.

Complaints

(xvii)	Accounting, Auditing and Internal Control Complaints. The Audit Committee must establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

(xviii)	Employee Complaints. The Audit Committee must establish a procedure for the confidential transmittal on condition of anonymity by the Company’s employees of concerns regarding questionable accounting or auditing matters.

Authority

(1)	Auditor. The Auditor, and any internal auditors hired by the company, will report directly to the Audit Committee.

(2)	To Retain Independent Advisors. The Audit Committee may, at the Company’s expense and without the approval of management, retain the services of independent legal counsels and any other advisors it deems necessary to carry out its duties and set and pay the monetary compensation of these individuals.

Reporting

The Audit Committee will report to the Board on:

(i)	the Auditor’s independence;
(ii)	the performance of the Auditor and any recommendations of the Audit Committee in relation thereto;
(iii)	the reappointment and termination of the Auditor;
(iv)	the adequacy of the Company’s internal controls and disclosure controls;
(v)	the Audit Committee’s review of the annual and interim consolidated financial statements;
(vi)	the Audit Committee’s review of the annual and interim management discussion and analysis;
(vii)	the Company’s compliance with legal and regulatory matters to the extent they affect the financial statements of the Company; and
(viii)	all other material matters dealt with by the Audit Committee.

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